EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Hi-Rise Recycling Systems, Inc. on Form S-3 of our report dated February 28, 1997, on our audits of the consolidated financial statements of Hi-Rise Recycling Systems, Inc. as of December 31, 1996 and 1995, and for the years then ended, which report is incorporated by reference in the Company's Form 10-KSB for the year ended December 31, 1996.

/s/ COOPERS & LYBRAND L.L.P.
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COOPERS & LYBRAND L.L.P.

Miami, Florida
March 20, 1998